UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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ZENDESK, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On September 2, 2022, Zendesk, Inc. released the following presentation:

Investor Presentation

September 2022

zendesk



Executive Summary

Zendesk's Board recommends that shareholders vote FOR the acquisition by a consortium led by Hellman & Friedman and Permira for $77.50 per share

- The proposed acquisition of Zendesk by the consortium provides immediate, certain, cash value to 100% of Zendesk shareholders at a 34% premium to the unaffected price
- Zendesk's Board conducted an extensive three-month strategic review process, which included engagement with 16 strategic and 10 financial parties and ultimately culminated in the current transaction
- The standalone alternative, under any structure, carries material risk for Zendesk shareholders given challenging market and macro environment and that the business continues to underperform post-announcement with net bookings below the June 2022 projections and further decelerating on a year-over-year basis relative to the performance in Q2
- Light Street's proposed recapitalization lacks committed financing, provides no specific operational improvement plans and would degrade governance even as it increases financial and operational risk
- Zendesk's Board has evaluated Light Street's proposed recapitalization and determined that the proposal is unlikely to deliver risk-adjusted value superior to the proposed sale to the Consortium

Transaction overview

Transaction Summary	**$77.50** cash per share for **100% of outstanding shares**	**$10.2 billion** equity value	**34%** premium over unaffected

About zendesk

- Founded in 2007, Zendesk is a service-first customer relationship management company, built to give organizations of all sizes, in every industry, the ability to deliver a transparent, responsive and empowering customer experience
- Zendesk allows organizations to deliver omnichannel customer service and customize and build apps across the customer journey

Comprehensive Process

- Transaction is the result of a **comprehensive process led by an independent and experienced Board**
- The strategic review process was undertaken in response to the **unsolicited proposal received from a consortium of investors**, significant **shareholder feedback encouraging the pursuit of a strategic review process** and the Board's **concerns regarding the risks of the standalone plan**
- Process included **three months of engagement** with prospective acquirors and fulsome evaluation of standalone opportunities
  - Incorporating feedback from shareholders, the Zendesk Board and its independent advisors ran a robust process, which included **engagement with 26 prospective acquirors, including 16 strategics and 10 financial sponsors**
- The Consortium proposal represented the **only final, fully-financed proposal received during the process**

Timing and Approvals

- Expected to **close in the fourth quarter of 2022**
- Subject to **approval of at least 50%** of Zendesk's outstanding shares
- Subject to customary closing conditions, including receipt of required regulatory approvals
- **Financing commitments in place; transaction is not subject to any financing conditions**

Observations Regarding Light Street's Alternative Proposal

zendesk

The Board determined that the Consortium transaction is superior to Light Street’s proposed recapitalization

- The H&F and Permira transaction offers immediate, attractive and certain value to 100% of Zendesk shareholders
- Light Street’s proposed recapitalization would leave 50% of Zendesk’s equity subordinated to $4 billion of senior debt and preferred equity, subject to control of the preferred shares’ governance rights and bearing the residual risk of an operational turnaround and management transition

H&F and Permira transaction

100% cash

Financing commitments in place

$77.50 per share

Light Street’s proposed recapitalization

Total Value

?

Uncertain value of stub equity also creates risk of proration

~50% of shares outstanding

Value received in tender

$82.50 per share for some shareholders
if sufficient funding can be obtained on reasonable terms as proposal is completely uncommitted

~50% of shares outstanding

Value of stub equity

Current standalone prospects of Zendesk

? Incremental operational improvements

– Economic subordination to $4 billion of new debt / pfd | Risk of operational turnaround & management transition | Light Street-controlled Board, disproportionate voting rights

Source: Size of financing, financing terms and structure and governance rights based on Light Street’s letter dated August 28, 2022.

We believe Light Street's interests are not aligned with public shareholders

Light Street's Economic Returns Profile

Light Street and the preferred investors would receive preferred shares with a conversion price of $82.50



Light Street preferred participates in the upside above $82.50
Light Street preferred is protected from downside
Public "stub" equity bears risk
$0
$82.50

Light Street's proposal provides asymmetric returns – insulating the preferred holders from downside risk but leaving public Zendesk shareholders as the holders of residual risk

Light Street's Governance Rights

Light Street and the preferred investors would have disproportionate governance rights, relegating public investors to minority rights



Economic interest
$2 billion
$5 billion
Preferred
Public common



Voting rights
~34%
~66%
Preferred
Public common

Despite contributing ~26% of the equity capital, Light Street and the preferred investors would have supermajority voting control AND immediate control of the Board and special committee

Source: Size of financing, financing terms and structure and governance rights based on Light Street's letter dated August 28, 2022.

Despite having months to prepare, we believe Light Street's proposal remains unfunded, structurally unsound and unlikely to deliver value

No plan for success

No committed financing

- Light Street **does not have the capital or committed partners to fund the preferred** financing
- Light Street **has not secured a highly confident letter, let alone commitments, for the debt financing**

No credible operating plan

- The **21% margin operating "plan" is a mathematical plug, not a plan**: six-year average Rule of 40 of 38% minus 17% growth for FY23E
- **No strategy to achieve incremental 300bps of annual margin improvement** thereafter
- **No specific plans**, just generalized gestures toward marketing efficiency, R&D and real estate

---

No identified team – of directors or executives

- Light Street has **not identified a CEO candidate or outlined a search process**, other than having its appointed directors lead the process
- Light Street has identified **none of the 5 director candidates** it insists on appointing to the Board

Highly uncertain value

Significantly increases financial risk

- The remaining publicly-held "stub" equity will be **subordinate to $4 billion of debt and preferred, while bearing the lion's share of residual risk**
- **Unclear whether the current business can service the incremental interest and preferred dividend**

Significantly increases operational risk

- **Attempting an operational restructuring and management transition**, particularly in the absence of any actionable plans, **will only exacerbate the existing standalone risks** related to Zendesk's business momentum, forward trajectory and macroeconomic conditions

---

Significant risk that tendering shareholders will not be able to sell out (proration)

- Even if the recapitalization secures funding, at **most only half the outstanding shares could exit**
- The alternative - **a much riskier "stub" equity – would strongly incentivize all shareholders to tender**
- Any tender would then be **subject to proration, leaving shareholders with the same risky "stub" equity they were trying to avoid by tendering**

Unfair to public investors

Cedes Board and voting control to minority investors

- The preferred shares would amount to $2 billion of Zendesk's pro forma equity cap of ~$7 billion
- **In exchange for investing ~26% of the equity value, preferred holders would:**
  - **Receive 66% of the voting power**
  - **Appoint 50% of the Board and**
  - **Control the Special Committee**

Creates incentives and protections for the controlling shareholders at the expense of the current shareholders

- Preferred shares have no conversion premium to the tender price - **immediately extracting a portion of upside above $82.50 from common shareholders**
- Preferred holders have downside protection below $82.50, while **common shareholders are fully exposed to leveraged downside risk**
- **The preferred shareholders, who control the Board and vote, would be incented to take risks which may not be in the interests of other shareholders**

Source: Size of financing, financing terms and structure, margin assumptions and governance rights based on Light Street's letter dated August 28, 2022.

Observations Regarding the Consortium Transaction

zendesk

The Consortium transaction delivers compelling, certain value to all Zendesk shareholders

Cash consideration provides immediate **certainty of value and liquidity to 100% of Zendesk shareholders**

The transaction price represents a **compelling 34% premium to the unaffected price** and an **attractive value relative to the standalone prospects of Zendesk** in the current and prospective business environment

Removes risks and uncertainties for shareholders related to challenging business environment and a business turnaround

Slowing bookings momentum both pre- and post-announcement signals **challenges in go-forward growth**

The transaction with the Consortium represents the **culmination of a comprehensive process**

Shareholder feedback indicated strong preference for pursuing the strategic review and accepting the proposal

Zendesk's Board conducted a thorough and extensive sale process

February 10, 2022
Zendesk receives an unsolicited, preliminary non-binding indication of interest from a private equity consortium including Hellman & Friedman, Permira and a third firm, subject to diligence and securing equity and debt financing

February 16, 2022
JANA Partners formally launches proxy fight and indicates Zendesk should run a sale process

April 18, 2022
Media rumors emerge regarding a potential strategic review process

June 9, 2022
The Board announces the termination of the process given the inability of the two parties to secure equity financing despite multiple extensions of the final bid date

June 18, 2022
Zendesk enters into a limited duration confidentiality agreement with JANA to discuss the Consortium proposal or the alternative of a settlement; in the following days, JANA indicates that it will not oppose the transaction and terminates its proxy fight

Initial outreach

26 parties

contacted, including 16 strategics and 10 financial sponsors

Initial diligence

10 parties

participated in initial diligence and management meetings, including 4 strategics and 6 financial sponsors

Initial indications

2 parties

submitted initial indications, both financial sponsors

Confirmatory diligence

2 parties

participated in confirmatory diligence

Continued interest

2 parties

continued to indicate serious interest in a transaction

neither had secured equity commitments

multiple extensions were provided

Fully financed proposals

1 party

submitted a final, fully financed proposal (after termination of the process)

3-month process overseen by the full Board

Source: Zendesk merger proxy.
Note: Financial sponsors partnered together counted as single sponsor party.

Key process questions

Why didn't Zendesk accept the initial consortium bid at $127-$132/per share?	• The unsolicited indication received from the initial investor consortium did not represent an actionable offer; it was **highly preliminary**, based exclusively on **public information** and **subject to initiating and completing due diligence** • The indication did not include **debt financing commitments and had not received approval from the sponsors' investment committees** – notably, after the Board initiated the strategic review process, **one of the three consortium members dropped out**
What is the reason for the decline in values during the pendency of the process?	• **Declining business momentum** emerged in early 2022, persisted throughout the pendancy of the process and has continued post-announcement, indicating **significant risk to the Company's opportunities on a standalone basis** • Several bidders experienced **difficulty securing financing commitments** given **declining enthusiasm from equity LPs**, **increasing interest rates** and **financing market constraints** • The **overall economic environment experienced meaningful decline,** evidenced by the NASDAQ Composite Index having declined 27%, the IGV ETF having declined 36%, and the BVP Emerging Cloud Index having declined 52%
What was the reason behind the decline in financial projections and were the June 2022 projections overly conservative?	• The June 2022 projections were developed based on the **business performance experienced by Zendesk through late June of 2022** • During the pendency of the process, **bookings momentum slowed sufficiently that a revised forecast was necessary to evaluate the Consortium proposal** • While the plan was **approved for use in June**, the assumptions and the trends were **consistent with that which the Board and the Consortium had reviewed for several months, throughout the strategic review** • **Since announcement, the Company's net bookings, a primary indicator of the Company's future revenue growth, have underperformed relative to the June 2022 projections and have further decelerated on a year-over-year basis relative to the performance in Q2**
Why did the Board announce it had terminated the process, then announce a sale two weeks later?	• At the time the Board determined to terminate the process, it had **received no actionable proposals** to acquire Zendesk, **with remaining bidders having challenges securing equity capital despite the Board extending the process on multiple occassions** • The Board determined that an **indeterminate process and continued uncertainty would have further adverse impact on Zendesk's business and operations,** and that concluding the process at that juncture to focus on operating the business was advisable • Representatives of the **Consortium subsequently contacted the Company to express renewed interest** in submitting a bid, and **ultimately submitted a fully-financed proposal that the Board determined represented superior value** to the Company's standalone prospects

Source: FactSet, Zendesk merger proxy and other public sources.

Proposal provides significant premium to shareholders

1-day premiums paid on public M&A technology deals >$1 billion since 2003



Median:
25% premium
Consortium proposal
for Zendesk:
34% premium(1)
# of Transactions
50
59
83
41
34
53
0-10%
10-20%
20-30%
30-40%
40-50%
>50%
Premium Paid

	0-10%	10-20%	20-30%	30-40%	40-50%	>50%
% of Total	*16%*	*18%*	*26%*	*13%*	*11%*	*17%*
% of Total at or Below Range	*16%*	*34%*	*60%*	*73%*	*83%*	*100%*

Source: FactSet.
Note: Based on FactSet premia and unaffected dates for technology M&A transactions >$1 billion enterprise value since 2003.
(1) Based on Zendesk unaffected share price as of June 23, 2022.

The market deteriorated during the strategic review process – and Zendesk's pre-announcement price reflected performance in-line with relevant indices

Zendesk's stock price decline as of the unaffected date was in-line with relevant indices

Indexed share price from day of announced acquisition of Momentive (October 28, 2021)
***until day prior** to Consortium acquisition announcement (June 23, 2022)*



140
120
100
80
60
40
20
Oct-21
Nov-21
Dec-21
Jan-22
Feb-22
Mar-22
Apr-22
May-22
Unsolicited bid received
Momentive deal and earnings announced
Termination of strategic review process
IGV (36%)
Selected Companies (47%)
zendesk (51%)
Bessemer Cloud (52%)

Valuations for cloud businesses have decreased ~50% since November 2021

Multiples have declined significantly within growth cohorts, with further risk if re-rating to a lower cohort

	October 28, 2021		September 1, 2022
zendesk	**26%** FY23 revenue growth *(mgmt. Oct-2021 projections)*	→	**17%** FY23 revenue growth *(mgmt. Jun-2022 projections)*
Broad Subscription Software Universe – High-Growth(1) *(>30% NTM revenue growth cohort)*	**34.2x** EV / NTM revenue	*(70%)* →	**10.2x** EV / NTM revenue
Broad Subscription Software Universe – Mid-Growth(1) *(15-30% NTM revenue growth cohort)*	**16.8x** EV / NTM revenue	*(64%)* →	**6.1x** EV / NTM revenue
Broad Subscription Software Universe – Low-Growth(1) *(<15% NTM revenue growth cohort)*	**7.9x** EV / NTM revenue	*(52%)* →	**3.8x** EV / NTM revenue

Multiple contraction was **most pronounced for high- and mid-growth assets**, although a **step-down among growth cohorts can cause significant incremental compression**

Source: FactSet, Capital IQ and Company Filings.
Note: Selected companies includes Adobe, BlackLine, Box, Coupa, DocuSign, Dropbox, Five9, Freshworks, HubSpot, Instructure, Intuit, Qualtrics, RingCentral, Salesforce, TeamViewer and Zoom.
(1) Data as of October 28, 2021, based on 94 U.S.-listed subscription software companies; high-growth cohort statistics are the average of 30 companies within the broader group with NTM revenue growth rates >30%; mid-growth cohort statistics are the average of 47 companies within the broader group with NTM revenue growth rates between 15% and 30%; low-growth cohort statistics are the average of 17 companies within the broader group with NTM revenue growth rates <15%. Data as of September 1, 2022, based on U.S.-listed subscription software companies; high-growth cohort statistics are the average of 21 companies within the broader group with NTM revenue growth rates >30%; mid-growth cohort statistics are the average of 50 companies within the broader group with NTM revenue growth rates between 15% and 30%; low-growth cohort statistics are the average of 30 companies within the broader group with NTM revenue growth rates <15%. Revenue growth and multiple based on Capital IQ.

Since signing the transaction with the Consortium, the market has traded flat-to-down

Performance of relevant indices

Indexed share price from day prior to Consortium acquisition announcement (June 23, 2022) until September 1, 2022



140
120
100
80
Jun-22
Jul-22
Aug-22
zendesk
+32%
IGV
+0%
Bessemer Cloud
+0%
Selected Companies
(6%)

Prior to accepting the proposal from the Consortium, the Board conducted analysis of historical valuation trends and concluded that valuation multiples for publicly-traded SaaS companies over the previous two years were extraordinary

Based on its analysis, the Board determined that the recent compression in industry multiples could be long-standing

Since announcement, the market has traded flat-to-down, supporting the Board's analysis

Source: FactSet and Company Filings.
Note: Selected companies includes Adobe, BlackLine, Box, Coupa, DocuSign, Dropbox, Five9, Freshworks, HubSpot, Instructure, Intuit, Qualtrics, RingCentral, Salesforce, TeamViewer and Zoom.

Appendix

zendesk

Timeline of key events

- The Company has faced over a year of significant challenges
- Light Street did not publicly or privately voice opposition to the transaction or the management of the business until late August 2022



Zendesk Share Price
$180
$160
$140
$120
$100
$80
$60
$40
$20
-
Jun-21
Sep-21
Dec-21
Mar-22
Jun-22
July 29, 2021
Q2'21 earnings announcement
1-Day Reaction: (13%)
October 28, 2021
Q3'21 earnings announcement and proposed acquisition of Momentive
1-Day Reaction: (14%)
November 30, 2021
JANA Partners publicly opposes announced acquisition of Momentive
1-Day Reaction: +7%
February 10, 2022
Q4'21 earnings announcement and public rejection of unsolicited, non-binding preliminary indication of interest of $127 - $132 per share
1-Day Reaction: +11%
February 16, 2022
JANA nominates four directors to the Zendesk Board and indicates Zendesk should run a sale process
1-Day Reaction: (1%)
February 25, 2022
Zendesk shareholders reject proposed acquisition of Momentive
1-Day Reaction: +1%
April 28, 2022
Q1'22 earnings announcement
1-Day Reaction: +1%
June 9, 2022
Zendesk announces conclusion of strategic review and pursuit of standalone path
1-Day Reaction: (14%)
June 24, 2022
Zendesk announces acquisition by Consortium for $77.50 per share
Premium to Unaffected: +34%
July 25, 2022
Preliminary proxy for the transaction filed, disclosing background to the process, including business performance during the pendency of the process
July 29, 2022
Q2'22 10-Q released, including disclosure of significant underperformance in bookings, the primary leading indicator of future revenue
August 8, 2022
Definitive proxy for the transaction filed
August 26, 2022
Light Street contacts Zendesk to propose its alternative transaction
1-Day Reaction (on August 29): +0%

Source: FactSet.

Additional Information and Where to Find It

This communication relates to the proposed transaction involving Zendesk, Inc. (“Zendesk”). In connection with the proposed transaction, Zendesk has filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Proxy Statement”). The Proxy Statement was first mailed to Zendesk's stockholders on or about August 8, 2022. This communication is not a substitute for the Proxy Statement or for any other document that Zendesk may file with the SEC and send to its stockholders in connection with the proposed transaction. The proposed transaction will be submitted to Zendesk's stockholders for their consideration. Before making any voting decision, Zendesk's stockholders are urged to read all relevant documents filed or to be filed with the SEC, including the Proxy Statement, as well as any amendments or supplements to those documents, when they become available because they will contain important information about the proposed transaction.

Zendesk's stockholders will be able to obtain a free copy of the Proxy Statement, as well as other filings containing information about Zendesk, without charge, at the SEC's website (www.sec.gov). Copies of the Proxy Statement and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Zendesk, Inc., 989 Market Street, San Francisco, CA 94103, Attention: Investor Relations, email: ir@zendesk.com, or from Zendesk's website www.zendesk.com.

Participants in the Solicitation

Zendesk and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Zendesk's directors and executive officers is available in Zendesk's proxy statement on Schedule 14A for the 2022 annual meeting of stockholders, which was filed with the SEC on July 11, 2022. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This communication includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those set forth above relating to the proposed transaction as well as those that may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected, including regarding the proposed transaction. Factors leading thereto may include, without limitation, the risks related to the Ukraine conflict or the COVID-19 pandemic on the global economy and financial markets; the uncertainties relating to the impact of the Ukraine conflict or the COVID-19 pandemic on Zendesk's business; economic or other conditions in the markets Zendesk is engaged in; impacts of actions and behaviors of customers, suppliers and competitors; technological developments, as well as legal and regulatory rules and processes affecting Zendesk's business; the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into pursuant to the proposed transaction; the possibility that Zendesk stockholders may not approve the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Zendesk's common stock; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Zendesk to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; the risk the pending proposed transaction could distract management of Zendesk; and other specific risk factors that are outlined in Zendesk's disclosure filings and materials, which you can find on www.zendesk.com, such as its 10-K, 10-Q and 8-K reports that have been filed with the SEC. Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of these materials, and Zendesk assumes no obligation to update any written or oral forward-looking statement made by Zendesk or on its behalf as a result of new information, future events or other factors, except as required by law.